Exhibit 99.1

Track Group Reports Fiscal 2016 Financial Results
Key wins, new products and strategic appointments contribute to revenue increase of 31% and full-year positive cash from operations

●     Revenue increased 31%
●     Gross Profit increased 33%, to 61% of revenue
●     Significantly reduced loss from operations by 31% through growing topline revenue and tight operating expenses management
●     Adjusted EBITDA margin improved to 7.3%, up from 5.9%
●     Considerably improved cash generated from operations by 201% and is now positive

ROMEOVILLE – Dec. 22, 2016 – Track Group, Inc. (OTCQX: TRCK) (“Track Group” or the “Company”), a global leader in location tracking and monitoring services, reported its earnings results for the fiscal year ended September 30, 2016.

“Track Group’s progress on the operational front is further complemented with a solid trajectory of growth to our top line,” said Guy Dubois, Chairman and CEO of Track Group. “Our revenues have consistently improved from $12.3M in 2014, $20.8M in 2015 and now I’m pleased to report $27.2M this past year. Track Group has now operated cash flow positive for a full year and expects further growth as we continue to develop the executive team and sales force.”

FINANCIAL RESULTS

●
Revenue increased 31% - The increase in revenue is attributed to the expansion and growth of offender monitoring in Chile and in Track Group’s North American monitoring operations, especially in Indiana and Virginia, as well as increased adoption of the Company’s analytics service offerings.

●
Gross profit increased 33% to 61% of revenue - The increase in absolute gross profit and percentage of gross profit is due to higher overall revenue and a continuous drive to reduce manufacturing and monitoring expense.

●
Operating expense reduced by 18% - The reduction as a percentage of revenue is the result of a substantial revenue increase and continuous cost management that help offset a 68% increase in research and development expense as the Company continues to invest in its product and application platforms.

●
Loss from operations decreased 31% - Increases in topline revenue and in operating expense contributed to the decrease in loss from operations. Although operating expense increased overall, as a percentage of revenue they decreased.

●
Net loss of $8.5M – Track Group’s net loss increased by $2.8M. This increase is largely due to non-recurring disgorgement of short swing profit received by the Company in 2015; an increase in research and development expense; and an increase in bad debt in 2016.

●
Positive cash from operations - Net cash provided by operations improved 201% from a loss of $0.9M in the fiscal year ended September 30, 2015 to $0.9M in the same period in 2016.

●
Adjusted EBITDA increased to $2.0M – Adjusted EBITDA for the fiscal year 2016 increased to $2.0M, or 7.3% of revenue, from $1.2M, or 5.9% of revenue compared to the same period in 2015.

KEY HIGHLIGHTS

●
Guy Dubois Appointed as Chief Executive Officer – On September 13, 2016, Track Group announced that Guy Dubois, Chairman of its Board of Directors, was appointed Chief Executive Officer while remaining Chairman of the Board of Directors.

●
Board of Directors Strengthened with Strategic Appointments – On September 13, 2016, Track Group also announced appointments to its Board of Directors. Dr. Ray Johnson, former Senior Vice President and Chief Technology Officer of Lockheed Martin Corporation, and Eric Rosenblum, an Executive at Palantir Technologies, Inc.

●
Virginia Department of Corrections to Implement Analytics – On September 28, 2016, Track Group began implementing its predictive analytics software and service offering with over 120 supervising officers across the Commonwealth in all 43 districts. The goal is to transform location-data to intelligent action and improve their efficiency and processes.

BUSINESS OUTLOOK

	Actual		Outlook
	YTD-FY15	YTD-FY16	FY 2017

Revenue:	$20.72M	$27.19M	$33-35M

Adjusted EBITDA Margin:	5.90%	7.3%	15-20%

Non-GAAP Financial Measures
This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2016, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2016 AND 2015

Assets	2016	2015
Current assets:
Cash	$1,769,921	$4,903,045
Accounts receivable, net of allowance for doubtful accounts of $2,335,508 and $4,150,000, respectively	6,894,095	6,044,931
Note receivable, current portion	334,733	306,434
Prepaid expenses and other	816,708	1,266,277
Inventory, net of reserves of $98,150 and $225,900, respectively	521,851	741,514
Total current assets	10,337,308	13,262,201
Property and equipment, net of accumulated depreciation of $1,421,389 and $2,822,166, respectively	1,226,461	1,697,630
Monitoring equipment, net of accumulated amortization of $3,438,074 and $2,225,480, respectively	4,358,117	2,784,595
Intangible assets, net of accumulated amortization of $8,233,659 and $5,628,308, respectively	25,540,650	25,884,087
Other assets	2,900,911	2,619,035
Goodwill	7,955,876	7,782,903
Total assets	$52,319,323	$54,030,451

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	2,771,101	2,363,441
Accrued liabilities	3,976,192	2,705,403
Current portion of long-term debt, net of discount of $222,973 and $222,973, respectively	3,245,732	796,225
Total current liabilities	9,993,025	5,865,069
Stock payable - related party	3,289,879	3,501,410
Long-term debt, net of current portion and discount of $185,811 and $408,784, respectively	30,345,803	30,189,188
Other long-term liabilities	-	106,671
Total liabilities	43,628,707	39,662,338

Stockholders’ equity:
Common stock, $0.0001 par value: 30,000,000 shares authorized; 10,333,516 and 10,261,288 shares outstanding, respectively	1,034	1,026
Additional paid-in capital	298,876,399	297,591,034
Accumulated deficit	(289,341,503)	(280,845,882)
Accumulated other comprehensive loss	(845,314)	(2,378,065)
Total equity	8,690,616	14,368,113
Total liabilities and stockholders’ equity	$52,319,323	$54,030,451

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2016 AND 2015

	2016	2015
Revenues:
Products	$378,493	$666,536
Monitoring services	25,684,097	20,067,966
Other	1,131,217	58,213
Total revenues	27,193,807	20,792,715

Cost of revenues:
Products	559,887	518,155
Monitoring and other related services	7,883,905	6,071,018
Depreciation and amortization included in cost of revenues	2,009,437	1,467,410
Impairment of monitoring equipment and parts	80,000	225,523
Total cost of revenues	10,533,229	8,282,106

Gross profit	16,660,578	12,510,609

Operating expenses:
General & administrative	14,712,650	14,057,657
Sales & marketing	2,269,233	2,183,688
Research & development	2,627,228	1,562,566
Depreciation & amortization	2,709,918	2,932,172
Loss from operations	(5,658,451)	(8,225,474)

Other income (expense):
Gain/loss on disposal of equipment	15,655	339,858
Interest income	114,235	148,795
Interest expense	(2,829,003)	(2,690,404)
Currency exchange rate loss	(151,258)	(214,402)
Disgorgement funds received	-	4,915,236
Other income/expense, net	13,201	78,046
Net loss before tax	(8,495,621)	(5,648,345)
Income Tax	-	(20,356)
Net loss attributable to common shareholders	(8,495,621)	(5,668,701)
Foreign currency translation adjustments	1,532,751	(2,106,111)
Comprehensive loss	$(6,962,870)	$(7,774,812)
Net loss per common share, basic and diluted	$(0.83)	$(0.56)
Weighted average common shares outstanding, basic and diluted	10,285,947	10,159,000

TRACK GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2016 AND 2015

	2016	2015
Cash flows from operating activities:
Net Loss	$(8,495,621)	$(5,668,701)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,719,355	4,399,582
Impairment of monitoring equipment and parts	80,000	225,523
Bad debt expense	1,996,348	504,451
Accretion of debt discount	222,973	346,257
Stock based compensation	1,353,295	1,662,883
Vesting and re-pricing of stock options	-	39,929
Gain/Loss on disposal of property and equipment	39,290	(339,858)
Gain/Loss on disposal of monitoring equipment included on cost of sales	90,838	112,177
Change in assets and liabilities:
Accounts receivable, net	(2,718,115)	(2,751,598)
Notes receivable	(28,299)	(32,470)
Inventories	258,519	(300,865)
Prepaid expenses and other assets	190,951	170,094
Accounts payable, accrued expenses and other	3,198,029	717,371
Net cash provided by (used in) operating activities	907,563	(915,225)

Cash flow from investing activities:
Purchase of property and equipment	(105,121)	(265,065)
Capitalized software	(2,090,962)	(567,287)
Purchase of monitoring equipment and parts	(2,861,100)	(1,201,200)
Leasehold improvements	-	(422,544)
Payment related to acquisition	-	(1,782,849)
Net cash used in investing activities	(5,057,183)	(4,238,945)

Cash flow from financing activities:
Principal payments on related-party notes payable	-	(2,700,000)
Proceeds from notes payable	2,000,000	4,077,778
Principal payments on notes payable	(1,021,832)	(2,353,989)
Repurchase of Series D Convertible preferred stock and options	-	(10,500)
Net cash provided by (used in) financing activities	978,168	(986,711)

Effect of exchange rate changes on cash	38,328	(57,896)

Net decrease in cash	(3,133,124)	(6,198,777)
Cash, beginning of year	4,903,045	11,101,822
Cash, end of year	$1,769,921	$4,903,045

TRACK GROUP, INC. AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
For the Fiscal Years Ended September 30, 2016 and 2015

Non-GAAP Adjusted Operating EBITDA (in $000’s USD)	2016	2015
Net loss attributable to common shareholders:	$(8,496)	$(5,669)
Interest expense, net	2,715	2,541
Income taxes (5)	-	20
Depreciation and amortization	4,799	4,625
Stock-based compensation	1,353	1,702
M&A costs (1)	-	434
Other non-cash charges (2)	1,516	423
Non-recurring one-time charges (3)	110	1,849
Non-recurring one-time (benefits) (4)	-	(4,700)
Non-GAAP Adjusted EBITDA	1,997	1,225
Non-GAAP Adjusted EBITDA, percent of revenue	7.3%	5.9%

Non-GAAP EPS (In $000’s, except per share)	2016	2015
Net loss applicable to common shareholders	(8,496)	(5,669)
Interest expense, net	2,715	2,541
Income taxes (5)	-	20
Depreciation and amortization	4,799	4,625
Stock-based compensation	1,353	1,702
M&A costs (1)	-	434
Other non-cash charges (2)	1,516	423
Non-recurring one-time charges (3)	110	1,849
Non-recurring one-time (benefits) (4)	-	(4,700)
Non-GAAP net income to common shareholders	1,997	1,225
Weighted average common shares outstanding	10,286	10,159
Non-GAAP earnings per share	$0.19	$0.12

(1)  The Company completed one acquisition in 2015. M&A costs in prior periods include severance, settlement costs, travel, advisory and legal fees that were not included in the purchase price allocation. Those costs were expensed in accordance with U.S. GAAP.
(2)  Other non-cash charges may include reserves for inventory obsolescence, gains or losses, non-cash currency impacts, and reserves associated with contracts in Mexico and Bahamas.
(3)  Non-recurring one-time charges include but are not limited to: the pro-forma effect of EBITDA of acquired companies, settlement costs associated with a prior period lawsuit, integration and impairment of certain acquisition assets and consolidation of facilities.
(4)  Non-recurring one-time benefits include disgorgement funds received by a shareholder net of related costs.
(5)  Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

About Track Group, Inc.
Track Group designs, manufactures, and markets location tracking devices and develops and sells a variety of related software, services, accessories, networking solutions, and monitoring applications. The Company’s products and services are designed to empower professionals in security, law enforcement, corrections and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

For more information, visit www.trackgrp.com.

Forward-Looking Statements
Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Track Group, Inc. & subsidiaries (“Track Group”) are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group’s current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Track Group’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Contacts
Steve Hamilton
Chief Marketing Officer
steve.hamilton@trackgrp.com
(877) 260-2010 x4004

Tirth Patel
Edison Advisors (investors)
tpatel@edisongroup.com
(646) 653-7035